ARMOUR RESIDENTIAL REIT, INC. REPORTS FINANCIAL RESULTS
FOR THE QUARTER ENDED MARCH 31, 2017

GAAP INCOME OF $52.7 MILLION, OR $1.33 PER COMMON SHARE
CORE INCOME OF $29.1 MILLION, OR $0.69 PER COMMON SHARE
STOCKHOLDERS’ EQUITY OF $25.62 PER COMMON SHARE,
UP 5.0% FOR THE QUARTER

VERO BEACH, Florida - - May 1, 2017 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended March 31, 2017.

Q1 2017 Highlights and Financial Information

•	Q1 2017 key results:

◦	$52.7 million ($1.33 per Common share) net income under Generally Accepted Accounting Principles (“GAAP”)

◦
$29.1 million ($0.69 per Common share) Core Income including “drop income” (as defined below), which represents an annualized return of 10.7% based on stockholders’ equity at the beginning of the quarter

◦	$0.57 per share Common dividends for Q1 at the rate of $0.19 per month

◦	2.93% average yield on assets and 1.61% average net interest margin

◦	8.0% annualized average principal repayment rate (“CPR”)

◦	36,748,000 (approximately) weighted average diluted Common shares outstanding

•	At March 31, 2017:

◦	$1.14 billion stockholders’ equity

◦	$25.62 stockholders’ equity per Common share, an increase of 5.0% from December 31, 2016

◦	$22.71 NYSE closing price per Common share; represents total shareholder return of 7.5% for Q1 2017 including reinvested dividends

◦	$7.9 billion portfolio of mortgage securities, including $1.1 billion of Non-Agency Securities and $0.6 billion of forward settling sales

◦	$1.3 billion notional amount of (“to-be-announced”) TBA Agency Securities

◦	$4.2 billion notional amount of interest rate swaps

◦	5.73 to 1 “leverage” (debt to stockholders’ equity)

▪	6.34 to 1 “implied leverage,” reflecting TBA Agency Securities purchased forward and excluding debt related to forward settling sales

◦	$559.1 million of liquidity in cash and unpledged securities (49.16% of stockholders’ equity)

◦	Stock outstanding:
▪36,732,333 shares of Common Stock
▪2,180,572 shares of Series A Cumulative Redeemable Preferred
▪5,650,000 shares of Series B Cumulative Redeemable Preferred

Updated Information

•	Common dividends per share - $0.19 paid on April 28, 2017, and $0.19 declared by the Company’s board of directors for May, as discussed below

•	Book value at April 27, 2017, was estimated to be $26.07 per Common share

•
Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates on www.armourreit.com.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2017

May 1, 2017

GAAP Net Income and Comprehensive Income
For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in comprehensive income. GAAP net income for Q1 2017 was approximately $52.7 million, including mark-to-market gains on derivatives and Non-Agency Securities of $23.8 million and $24.3 million, respectively, and $12.2 million of realized losses on derivatives. Other comprehensive income for Q1 2017 was $17.3 million, resulting in comprehensive income of $70.0 million for the quarter.

Core Income, Including Drop Income
Core Income, including drop income, for the quarter ended March 31, 2017, was approximately $29.1 million, exceeding total dividends paid in the quarter. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus drop income (as defined below). Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency, Non-Agency and Interest-only Securities.

The Company may enter into to-be-announced (“TBA”) dollar roll transactions that generate “drop income.” Drop income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Drop income is the economic equivalent of the assumed net interest spread (yield less financing costs) and is calculated as the difference between the spot price for regular settlement and the forward settlement price on the trade date.

Dividends
The Company paid dividends of $0.19 per Common share of record for each month in Q1 2017. Payments to Common stockholders for Q1 2017 were approximately $21.0 million. The Company also paid monthly dividends of $0.171875 per outstanding share of 8.250% Series A Cumulative Redeemable Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Redeemable Preferred Stock, resulting in aggregate payments to preferred stockholders of approximately $3.9 million in Q1 2017.

Common dividends in the amount of $0.19 per Common share were paid on April 28, 2017, to holders of record on April 17, 2017. Common dividends in the amount of $0.19 per Common share have been declared for holders of record on May 15, 2017 (payable May 30, 2017). The board of directors determines the Common share dividend rate based upon the REIT requirements and other relevant considerations. Dividends in excess of current tax earnings and profits for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences. The denominators used to calculate per Common share amounts for the quarter ended March 31, 2017, reflect, to the extent dilutive, the effects of 0.02 million unvested stock awards.

Portfolio
As of March 31, 2017, the Company’s Agency Securities portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $6.1 billion on a trade date basis. The Company’s Non-Agency Securities portfolio was valued at $1.1 billion and the Company’s Interest-Only Securities portfolio was valued at $28.6 million. In addition, the Company had $0.6 billion of forward settling sales at quarter end. During Q1 2017, the annualized yield on average assets was 2.93%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.32%, resulting in a net interest spread of 1.61% for Q1 2017.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2017

May 1, 2017

Portfolio Financing, Leverage and Interest Rate Hedges
As of March 31, 2017, the Company financed its mortgage backed securities portfolio with approximately $6.5 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of March 31, 2017, was 5.73 to 1 (6.34 to 1, including TBA Agency Securities purchased forward and excluding debt related to forward settling sales). As of March 31, 2017, the Company’s liquidity totaled approximately $559.1 million, consisting of approximately $194.5 million of cash and equivalents, plus approximately $364.6 million of unpledged securities (including securities received as collateral). As of March 31, 2017, the Company’s repurchase agreements had a weighted-average maturity of approximately 19 days, an average rate of 1.17% and a haircut of 7.56%.

The Company had a notional amount of various maturities of interest rate swap contracts of approximately $4.2 billion with a weighted average swap rate of 1.79%.

Regulation G Reconciliation
Core Income excludes impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus drop income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

The following tables reconcile the Company’s results from operations to Core Income and Core Income per Common share for the quarter ended March 31, 2017 (dollar amounts in millions, except per share amounts):

Core Income
(in millions)
GAAP net income	$52.7
Book to tax differences:
Non-Agency Securities	(24.9)
Interest-only Securities	3.1
Premium amortization expense	(0.1)
Changes in interest rate contracts	(22.2)
Loss on sale of Securities	11.2
TBA drop income	9.3
Core Income	$29.1

Core Income	$29.1
Dividends on Preferred Stock	(3.9)
Core Income available to common stockholders	$25.2
Weighted average diluted Common shares outstanding	$36.7
Core Income Per Common Share	$0.69

Common Stock
As of March 31, 2017, there were 36,732,333 Common shares outstanding.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2017

May 1, 2017

The following table shows the changes in stockholders’ equity per Common share during the quarter ended March 31, 2017:

Stockholders’ equity per Common share - December 31, 2016	$24.39
Core Income	0.69
Investment net gain	1.11
Common stock dividends	(0.57)
Stockholders’ equity per Common share - March 31, 2017	$25.62

As of April 28, 2017, we had 36,732,333 Common shares outstanding and 1,874,366 authorized under our Repurchase Program, of which 1,609,223 remain available for future issuance. Book value at April 27, 2017, was estimated to be $26.07 per Common share.

Preferred Stock
As of March 31, 2017, there were 2,180,572 shares of 8.250% Series A Cumulative Redeemable Preferred Stock and 5,650,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock outstanding.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q1 2017 operating results on Tuesday, May 2, 2017, at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/20471. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended March 31, 2017

May 1, 2017

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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